SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                                 ---------------



                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 1, 2007

                       LIGAND PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                    000-20720
                            (Commission File Number)

                           10275 SCIENCE CENTER DRIVE,
                              SAN DIEGO, CALIFORNIA
                    (Address of principal executive offices)

                                 (858) 550-7500
              (Registrant's telephone number, including area code)

                                   77-0160744
                      (I.R.S. Employer Identification No.)

                                   92121-1117
                                   (Zip Code)


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On March 1, 2007 Ligand Pharmaceuticals Incorporated
(the "Company") entered into an Indemnity Fund Agreement (the "Agreement") with Dorsey & Whitney LLP ("Dorsey"), counsel to Company's independent directors and to the Audit Committee of the Board of Directors ("Board"). Under the Agreement, the Company has established in a Dorsey trust account a $10 million indemnity fund (the "Fund") to support the Company's existing indemnification obligations to continuing and departing directors in connection with the ongoing SEC investigation and related matters (the "Legacy Liabilities"). The agreement provides that the Fund may be disbursed by Dorsey on behalf of the directors to pay indemnified claims against the Legacy Liabilities, provided that the Company shall approve any such disbursements for Legacy Liabilities other than the SEC Investigation.


     Interest accruing to the Fund will be returned to the Company quarterly. Any amounts remaining in the fund will be returned to the Company on the earliest of (i) the satisfaction of all Legacy Liabilities and the resolution of all matters or potential matters involving any of these directors relating to the Legacy Liabilities (ii) the date which is twenty-four (24) months after receipt of any written or oral communication initiated by the SEC regarding the SEC Investigation (iii) written communication from the SEC that the SEC Investigation has been discontinued without any remaining Legacy Liability or
(iv) mutual agreement of the parties.

     The Indemnity Fund Agreement is filed as Exhibit 10.1 hereto and incorporated by reference herein.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     On March 1, 2007, the Company announced the resignation of directors John Groom, Irving S. Johnson, Ph.D., Daniel Loeb, Carl C. Peck, M.D., and Brigette Roberts, M.D. effective immediately. These resignations followed the conclusion of the Company's strategic review process and the consummation of the sale of AVINZA(R) (morphine sulfate extended-release capsules) to King Pharmaceuticals.

     The Company also announced the appointment of four new directors, who were nominated for election by the Board's Nominating and Governance Committee:

John L. Higgins, age 36, is President and Chief Executive Officer of the Company. Prior to joining the Company, Mr. Higgins was Chief Financial Officer, Executive Vice President, Finance, Administration and Corporate Development of Connetics Corporation, a public specialty pharmaceutical company, until its acquisition by Stiefel Laboratories, Inc. in December 2006. In those capacities, in which he had served since January 2002, he was responsible for corporate development, finance, investor relations, strategic planning and general administration. He served as Executive Vice President, Finance and Administration, from January 2000 to December 2001, and as Vice President, Finance and Administration from September 1997 through December 1999. Mr. Higgins earned an A.B. in Economics from Colgate University and is a Director of BioCryst Pharmaceuticals, Inc., a public biotech company, where he serves as Chairman of the Audit Committee.

      Todd C. Davis, 46, is a Managing Director of Cowen & Company and a principal and founder of Cowen Healthcare Royalty Partners. Previously, Mr. Davis was a partner at Paul Capital Partners and Apax Partners. Mr. Davis has served on the boards of several public and private companies, including most recently Verus Pharmaceuticals, Prism Pharmaceuticals, Prometheus Laboratories and SkinMedica. He holds a B.S. in mathematics from the U.S. Naval Academy and an M.B.A. from Harvard Business School.


     Elizabeth M. Greetham, 57, is Chief Executive Officer and President of ACCL Financial Consultants. Prior to ACCL, Ms. Greetham served as both CEO and CFO of DrugAbuse Sciences and was a portfolio manager at Weiss, Peck & Greer. Ms. Greetham also serves as a member of the board of directors of publicly traded King Pharmaceuticals, Inc. Ms. Greetham earned an M.A. with Honors from the University of Edinburgh in Scotland.


     As previously disclosed, on February 26, 2007 the Company consummated the sale of its rights in and to AVINZA(R) (morphine sulfate extended-release capsules), in the United States, its territories and Canada to King

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Pharmaceuticals and its wholly-owned subsidiary King Pharmaceuticals Research and Development, Inc. Pursuant to the asset purchase agreement King paid the Company approximately $295 million in cash and will continue to pay Ligand specified royalty payments based on King Pharmaceuticals' annual net sales of AVINZA(R) through AVINZA(R)'s patent expiration in November 2017. The Company has also agreed to indemnify King Pharmaceuticals and its affiliates and their respective representatives from losses arising out of specified events described in the asset purchase agreement. The Company notes that Ms. Greetham's interest in this transaction arises solely from her position as a director of King Pharmaceuticals and that there is no arrangement or understanding between the Company and King Pharmaceuticals with respect to her election as a director of the Company.


     David M. Knott, 62, is Chief Investment Manager of Knott Partners Management and Dorset Management, two related hedge fund entities. He was previously with Mandrakos Associates. Prior to that, Mr. Knott was a broker at Donaldson Lufkin & Jenrette (DLJ). He received a B.A. in Political Science from the University of Pennsylvania and an M.B.A. in Finance from the Wharton School of the University of Pennsylvania.


     In addition, John W. Kozarich, Ph.D., a current director, was named Chairman of the Board assuming the position previously held by Henry F. Blissenbach, who will remain on the Board.

     None of the new directors was selected pursuant to any arrangement or understanding between him/her and any other person. There are no family relationships between the incoming directors and any of the Company's other directors or executive officers. There have been no related party transactions between the Company and any of the new directors reportable under Item 404(a) of Regulation S-K.

     A copy of the Company's press release announcing these resignations and appointments is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

(d) Exhibits.

    EXHIBIT NO.       DESCRIPTION

    10.1              Indemnity Fund Agreement.

    99.1              Press release of the Company dated March 1, 2007.





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                                   SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned.


                                   LIGAND PHARMACEUTICALS INCORPORATED




    Date: March 05, 2007            By:   /s/ TOD G. MERTES
                                    Name:  Tod G. Mertes
                                    Title: Interim CFO